Exhibit 99.3

ADA-ES, INC.
2004 Stock Compensation Plan #2


ARTICLE I

Purpose of Plan
The purpose of this Plan is to compensate executive officers, employees, consultants and outside directors of ADA-ES, Inc. by awarding shares and options to purchase shares of the Common Stock of the corporation to such individuals for services they have and will render during calendar 2004 and in later years to the corporation and its subsidiary. In the case of the outside directors, the shares to be issued are for their annual service for the period from October 1, 2004 through September 30, 2005.

The Board of Directors of the Corporation have also adopted, as of August 23, 2003, a stock option plan entitled the "ADA-ES, Inc. 2004 Executive Stock Option Plan," (the "Executive SO Plan"), a copy of which is attached hereto and made a part hereof (Attachment #1). The award of options and the underlying shares to the executive officers pursuant to the Executive SO Plan and noted below is made a part of this Plan.

The Board of Directors and the then shareholder of the Corporation have also adopted, as of February 21, 2003, a stock option plan entitled the "ADA-ES, Inc. 2003 Stock Option Plan," (the "Employee SO Plan"). The award to employees of options and the underlying shares pursuant to the Employee SO Plan and noted below is made a part of this Plan.

The Board of Directors of the Corporation has ratified the award of qualified and non-qualified options to certain employees and a consultant on August 23, 2004 and on November 4, 2004. On November 4, 2004 the Board of Directors elected to make the award of those options and the underlying shares a part of this Plan.


ARTICLE II

Definitions
2.1	"Award" means a grant to an executive officer, employee, consultant or outside director of the Corporation of a right to be issued shares of Common Stock under this Plan.
2.2	"Board of Directors" means the board of directors of the Corporation.
2.3	"Common Stock" means the no par value common stock of the Corporation.
2.4	"Corporation" means ADA-ES, Inc., and any corporate successor thereto (whether by merger, acquisition, consolidation, liquidation or other reorganization) which has adopted this Plan and assumed the Corporation's obligations hereunder.
2.5	"Date of Award" means the date on which the Board of Directors authorizes an Award to a Participant under this Plan.
2.6	"Participant" means an outside director of the Corporation who has been granted an Award pursuant to this Plan.


ARTICLE III

Award of Common Stock and Grant of Options
3.1	Award of Options to Executive Officers.
      On August 23, 2004, the Board of Directors after due consideration of past service and future requirements, granted non-qualified options pursuant to the Executive SO Plan as follows:

Name of Executive Officer                Options
-------------------------               ---------
Jonathan Barr                             30,600
C. Jean Bustard                           33,900
Michael D. Durham                         59,000
Mark H. McKinnies                         44,400
Richard J. Schlager                       32,100

for a total of 200,000 shares of Common Stock. The options are exercisable at a price of $8.60 per share, the closing price on August 23, 2004. The options generally vest over a 10-year period at a rate of 5% per year during the first 5 years, and 15% per year for the remaining term. Such vesting may be accelerated based on performance criteria measured by the Compensation Committee and /or the Company's Board of Directors. The grant of the options are made pursuant to individual agreements the form of which is attached hereto as Exhibit 1.

3.2         Grant of Options.
	On August 23, 2004 and November 4, 2004, the Board of Directors, after due consideration of past service and future requirements, granted options pursuant to the Employee SO Plan or otherwise as follows:

                             Options Granted
Name                       8/23/04     11/4/04	      Capacity
-----------------         --------     -------    -------------------
Gerald T. Amrhein             -          1,937 (1)  Employee of ADAES
Kenneth E. Baldrey            -          2,417 (1)  Employee of ADAES
Jonathan Barr              12,000          -   (1)  Employee of ADAES
Edmond P. Brignac, Jr.        -          1,291 (1)  Employee of ADAES
Thomas Campbell               -          2,000 (1)  Employee of ADAES
Brian T. Donnelly             -          2,125 (2)  Consultant of ADAES
Shelia Glesmann               -          2,500 (2)  Consultant of ADAES
David Graham                  -          1,802 (1)  Employee of ADAES
Cynthia Larson                -          1,162 (1)  Employee of ADAES
Charles Lindsey		      -          1,523 (1)  Employee of ADAES
Kathy Lowsley                 -            884 (1)  Employee of ADAES
Rebecca Magill                -            937 (1)  Employee of ADAES
Cameron E. Martin             -          2,417 (1)  Employee of ADAES
Thomas J. Millar, Jr.         -          1,819 (1)  Employee of ADAES
Derrick Moss                  -          1,258 (1)  Employee of ADAES
David Muggli                9,750        2,438 (1)  Employee of ADAES
Chad Sapp                   5,000        1,250 (1)  Employee of ADAES
Sharon Sjostrom               -          7,363 (1)  Employee of ADAES
Travis Starns		      -          1,625 (1)  Employee of ADAES
Beth Turner-Graziano          -          1,175 (1)  Employee of ADAES
Cody Wilson                   -          1,443 (1)  Employee of ADAES
Carol Wood                  5,866        1,466 (1)  Employee of ADAES
Eric Zipp                   5,000        1,250 (1)  Employee of ADAES
Ronda Zivalich                -          1,297 (1)  Employee of ADAES

for a total of 80,995 shares of Common Stock. The options granted August 23, 2004 are exercisable at a price of $8.60 per share, the closing price on August 23, 2004. Such options are exercisable over 10 years and vest over a 4-year period at a rate of 25% per year. The grant of the options are made pursuant to individual agreements the form of which is attached hereto as
Exhibit 2. The options granted November 4, 2004 are exercisable at a price of $13.80 per share, the closing price on November 3, 2004. Such options are exercisable over 10 years and vest at the end of a 2-year period. The grant of the options are made pursuant to individual agreements the form of which is attached hereto as Exhibit 3.


Notes: (1) Award of qualified options made pursuant to the Employee SO Plan and are intended to qualify as incentive stock options.
        (2) Award of non-qualified options.

 3.3		Award of Common Stock and Grant of Options to Outside Directors.
	On November 4, 2004, the Board of Directors, after due consideration of the service being provided by each outside director and its previous deliberations wherein it determined that an annual retainer fee and option was appropriate, which amount is to be paid in stock. Subject to shareholder approval, the Board approved the issuance of 603 shares of the Company's common stock to each non-management director, for a total of 4,221 shares for service on the Board from October 1, 2003 through September 30, 2004. The
Board also approved, subject to shareholder approval, the grant of options to acquire 5,000 shares of the Company's common stock to each non-management director, for a total of 35,000 shares, at an exercise price of $13.80, the closing price of the stock on November 3, 2004. The options, if approved, will be exercisable over a period of five years and will vest over a three-year period, one-third each year for continued service on the Board. If such service is terminated, the non-vested portion of the option will be forfeited. Options and shares were granted as follows:

Name of Director       	# of Shares       Options
-----------------     	-----------      ---------
Ramon E. Bisque             603            5,000
Duane N. Bloom              603            5,000
John W. Eaves               603            5,000
Ronald B. Johnson           603            5,000
Robert H. Lowdermilk        603            5,000
Rollie J. Peterson          603            5,000
Jeffrey C. Smith            603            5,000

for a total of 39,221 shares of Common Stock.


ARTICLE IV

Miscellaneous
4.1	Adjustment in Number of Shares.
	In the event of any change in the number of outstanding shares of Common Stock by reason of any stock split, stock dividend, or other capital transaction, the Board of Directors shall determine, in its absolute discretion, whether such change equitably requires an adjustment in the aggregate number of shares of Common Stock which are the subject of an Award, but which have not yet been issued. If the Board of Directors determines that an adjustment is required, it shall make such adjustments as it deems appropriate. The Board of Directors shall not, however, award any fractional shares as a result of any adjustment made under this Section 4.1.

4.2	Non-Alienation of Benefits.
	No Award or other right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. Except with respect to any indebtedness owed by the Participant to the Corporation, no Award or other right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of any Participant. If any Participant hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any Award, right or benefit hereunder, then such Award, right or benefit shall, in the discretion of the Board of Directors, cease and, in such event, the Corporation may hold or apply the same or any part thereof for the benefit of the Participant, his or her spouse, children or other dependents, or any of them, in such manner and in such proportion as the Board of Directors may deem appropriate.

4.3	Effect of Plan.
	Neither the establishment of this Plan, the granting of any Award, nor the issuance of any shares of Common Stock thereunder, shall be construed as giving any employee, Participant, or any other person, any legal right, except as expressly provided herein, against the Corporation, its Subsidiaries, shareholders, directors or officers, or the Board of Directors. Nothing contained in this Plan shall be construed as a contract of employment between the Corporation (or its Subsidiaries) and any employee or Participant, as a right of any employee or Participant to be continued in the employ of the Corporation (or its Subsidiaries), or as a limitation on the right of the Corporation (or its Subsidiaries) to employ, discipline or discharge any employee or Participant. No Participant shall acquire any rights as a shareholder of the Corporation except to the extent that shares of Common Stock have been issued to him. The rights of any Participant shall be limited to the right to receive shares of Common Stock, if and when such shares become issuable under the terms and conditions of this Plan.

4.4	Withholding of Taxes.
	The Corporation shall have the right to deduct from any salary or bonuses payable to any Participant any and all income or payroll taxes required by law to be withheld from the compensation, whether in cash or shares of Common Stock, payable to such Participant.


ARTICLE V

Continuation and Amendment of Plan
5.1	Discontinuance of Plan.
	The continuation of this plan is not assumed as a contractual obligation of the Corporation, and the right is reserved to the Corporation, by action of its Board of Directors, to discontinue the Plan at any time. If the Plan shall be discontinued, no additional Awards shall be made under the Plan after the date of discontinuance, but the Plan shall continue to be operated in accordance with its terms, as they may hereafter be amended, with respect to any Awards made prior to the date of discontinuance.

5.2	Amendment.
	The Corporation, by action of its Board of Directors, shall have the right at any time, whether before or after discontinuance of the Plan, to amend all or any of the provisions of the Plan in any manner. Any such amendment may prohibit or postpone the issuance of any shares of Common Stock even though such shares may have become issuable after the effective date of the amendment pursuant to any Award granted before the effective date of the amendment.

ARTICLE VI

Acceptance
6.1	Acceptance of Plan.  By accepting any Award, a Participant shall be deemed to have accepted all the terms and conditions of this Plan.
6.2	Transfer Restrictions.  Each Participant upon receiving any shares of
Common Stock shall represent in writing to the Corporation that, if such is the case, the Common Stock so acquired has not been registered under the Securities Act of 1933 or any state "Blue Sky" or securities law, that such Common Stock is not freely transferable and that such Common Stock cannot be offered, sold or transferred in whole or in part except in compliance with such laws. Such Participant shall also represent in writing that he is acquiring such Common Stock for his own account, without any intention to make an unregistered distribution thereof within the meaning of the Securities Act of 1933 and that any certificate representing such Common Stock shall bear an appropriate legend to such effect and the transfer agent for the Common Stock shall be instructed to enter suitable "stop-transfer" notations in its records to reflect the foregoing.


-----------------------------------------------------------------------------

                                   EXHIBIT 1
                                      TO
                       2004 STOCK COMPENSATION PLAN #2

                                ADA-ES, Inc.
				  STOCK OPTION AGREEMENT


	Stock Option Agreement made as of this 23rd day of August 2004 between ADA-ES, Inc., a Colorado corporation, (hereinafter called the "Company") and ______________________________________________, (hereinafter referred to as
"Holder").

	WHEREAS, Holder is an employee of the Company,

	WHEREAS, on August 23, 2004 the Company's Board of Directors approved the "ADA-ES, Inc. 2004 Executive Stock Option Plan" (the "SO Plan"),

WHEREAS, on November 4, 2004 the Company's Board of Directors approved the "ADA-ES, Inc. Executive Compensation Plan" (the "Comp Plan"), and

WHEREAS, on August 23, 2004 the Company's Board of Directors approved and specifically authorized the granting of the stock option hereinafter described as a continuing incentive for the services of Holder.

	NOW THEREFORE, in consideration of the premises, the mutual covenants, hereinafter set forth, and other good and valuable considerations, the Company and Holder agree as follows:

	1. The Company hereby grants to Holder, pursuant to the SO Plan and effective this date, as a matter of separate inducement and agreement, the Option to Purchase (hereinafter the "Option") no more than the aggregate of ______ shares of the Company's Common Stock, no par value, on the terms and conditions hereinafter set forth, at the purchase price of $8.60 per share. The number of shares eligible for exercise shall be further limited to the minimum and maximum vesting schedule set forth below, which schedule is subject to modification by the Compensation Committee and/or the Company's Board of Directors.

(a) Vesting Schedule:
Period					  Minimum 		     Maximum
------                                -------              --------
Years ended 12/31/04 through '14  5% or _____ shares  20% or ______ shares

            (b) Exercise of the Option shall be governed by Section 10.4 of the SO Plan, a copy of which is attached hereto and made a part hereof.

		(c) To the extent not exercised, the remaining shares, to the extent they have vested, shall be exercisable, in whole or in part, at any time not later than December 31, 2015.

	2. 	(a)  During the lifetime of Holder, the Option shall be
exercisable only to the extent it has vested and only by Holder and any eligible transferee as set forth in the SO Plan.

		(b) If Holder shall die and not have fully exercised the Option, the Option, to the extent vested, may be exercised, subject to the provisions of Section 13 of the SO Plan.

		(c) In the event that employment with the Company is terminated for any reason, any remaining shares which have vested and are eligible for exercise under the Option will expire within 30 days from the date of termination.

		(d) In the event that another company or individual acquires a 50% or greater interest in the Company, any remaining shares eligible for exercise under the Option will expire within 30 days from the date of such acquisition.

	3. Holder shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares.

	4. (a) Holder acknowledges that any purchase of stock under the Option shall be for investment purposes, and not with a view to resale or distribution except that in the event the stock subject to such Option is registered under the Securities Act of 1933, as amended or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

                        (b) Holder acknowledges that any subsequent sale of stock acquired under the Option is subject to the stock ownership provisions of the Comp Plan, a copy of which is attached hereto and made a part hereof, and agrees to abide by such provisions unless a written waiver is obtained from the Company's Compensation Committee and/or the Company's Board of Directors.

	5.  The laws of the State of Colorado shall govern this agreement.

	6. Other applicable sections of the SO Plan not specifically set forth herein shall determine the remaining terms and conditions of the Option.

	7. This agreement shall inure to the benefit of and be binding upon each successor and assign of the Company as set forth in the SO Plan. All obligations imposed upon Holder and all rights granted to the Company, hereunder, in the Comp Plan and in the SO Plan shall be binding upon Holder's heirs, legal representatives and successors.

	IN WITNESS WHEREOF, the Company and Holder have caused this Stock Option Agreement to be executed as of this 23rd day of August 2004.


ADA-ES, Inc.

By:                                      Holder:


-------------------------------          ---------------------------
Michael D. Durham, President & CEO        (Name and Address)



Attest:


-------------------------------
Mark H. McKinnies, Chief Financial
Officer

-----------------------------------------------------------------------------

                                    EXHIBIT 2
                                       TO
                   2004 ADA-ES, INC. STOCK COMPENSATION PLAN #2


				      STOCK OPTION AGREEMENT


	Stock Option Agreement made as of this 23rd day of August 2004 between ADA-ES, Inc., a Colorado corporation, (hereinafter called the "Company") and _____________________________________, (hereinafter referred to as "Holder").

	WHEREAS, Holder is an employee of the Company,

	WHEREAS, on February 21, 2003 the Company's Board of Directors approved the "ADA-ES, Inc. 2003 Stock Option Plan" (the "Plan"), and

      WHEREAS, on August 23, 2004 the Company's Board of Directors approved and specifically authorized the granting of the stock option hereinafter described as a continuing incentive for the services of Holder.

	NOW THEREFORE, in consideration of the premises, the mutual covenants, hereinafter set forth, and other good and valuable considerations, the Company and Holder agree as follows:

	1. The Company hereby grants to Holder, pursuant to the Plan and effective this date, as a matter of separate inducement and agreement, the Option to Purchase (hereinafter the "Option") no more than the aggregate of _______ shares of the Company's Common Stock, no par value, on the terms and conditions hereinafter set forth, at the purchase price of $8.60 per share. The number of shares eligible for exercise shall be further limited to the number of shares earned on a semi-annual basis through out the two calendar years ended December 31, 2006, based upon meeting specific objectives outlined in a separate agreement with the Holder's supervisor.

		(a) Exercise of the Option shall be governed by Section 11.4 of the Plan, a copy of which is attached hereto and made a part hereof.

		(b) To the extent not exercised, the remaining shares shall be exercisable, in whole or in part, at any time not later than August 22, 2014.

	2. 	(a)  During the lifetime of Holder, the Option shall be
exercisable only by Holder and any eligible transferee as set forth in the Plan..

		(b) If Holder shall die and not have fully exercised the Option, the Option may be exercised, subject to the provisions of Section 14 of the Plan.

		(c) In the event that employment with the Company is terminated for any reason, any remaining shares eligible for exercise under the Option will expire within 30 days from the date of termination.

		(d) In the event that another company or individual acquires a 50% or greater interest in the Company, any remaining shares eligible for exercise under the Option will expire within 30 days from the date of such acquisition.


	3. Holder shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares.

	4. Holder acknowledges that any purchase of stock under the Option shall be for investment purposes, and not with a view to resale or distribution except that in the event the stock subject to such Option is registered under the Securities Act of 1933, as amended or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

	5.  The laws of the State of Colorado shall govern this agreement.

	6. Other applicable sections of the Plan not specifically set forth herein shall determine the remaining terms and conditions of the Option.

	7. This agreement shall inure to the benefit of and be binding upon each successor and assign of the Company as set forth in the Plan. All obligations imposed upon Holder and all rights granted to the Company, hereunder and in the Plan shall be binding upon Holder's heirs, legal representatives and successors.

	IN WITNESS WHEREOF, the Company and Holder have caused this Stock Option Agreement to be executed as of this 23rd day of August 2004.


ADA-ES, Inc.                               Holder:

By:


----------------------------------         ------------------------------
Michael D. Durham, President & CEO         (Name and Address)


Attest:


-----------------------------------
Mark H McKinnies, Chief Financial Officer


-----------------------------------------------------------------------------


                                    EXHIBIT 3
                                       TO
                   2004 ADA-ES, INC. STOCK COMPENSATION PLAN #2


				      STOCK OPTION AGREEMENT


	Stock Option Agreement made as of this 4th day of November 2004 between ADA-ES, Inc., a Colorado corporation, (hereinafter called the "Company") and _____________________________________, (hereinafter referred to as "Holder").

	WHEREAS, Holder is an employee of the Company,

	WHEREAS, on February 21, 2003 the Company's Board of Directors approved the "ADA-ES, Inc. 2003 Stock Option Plan" (the "Plan"), and

      WHEREAS, on November 4, 2004 the Company's Board of Directors approved and specifically authorized the granting of the stock option hereinafter described as a continuing incentive for the services of Holder.

	NOW THEREFORE, in consideration of the premises, the mutual covenants, hereinafter set forth, and other good and valuable considerations, the Company and Holder agree as follows:

	1. The Company hereby grants to Holder, pursuant to the Plan and effective this date, as a matter of separate inducement and agreement, the Option to Purchase (hereinafter the "Option") no more than the aggregate of _______ shares of the Company's Common Stock, no par value, on the terms and conditions hereinafter set forth, at the purchase price of $13.80 per share.

		(a) Exercise of the Option shall be governed by Section 11.4 of the Plan, a copy of which is attached hereto and made a part hereof.

		(b) To the extent not exercised, the remaining shares shall be exercisable, in whole or in part, at any time not later than November 3, 2014.

	2. 	(a)  During the lifetime of Holder, the Option shall be
exercisable only by Holder and any eligible transferee as set forth in the Plan..

		(b) If Holder shall die and not have fully exercised the Option, the Option may be exercised, subject to the provisions of Section 14 of the Plan.

		(c) In the event that employment with the Company is terminated for any reason, any remaining shares eligible for exercise under the Option will expire within 30 days from the date of termination.

		(d) In the event that another company or individual acquires a 50% or greater interest in the Company, any remaining shares eligible for exercise under the Option will expire within 30 days from the date of such acquisition.


	3. Holder shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares.

	4. (a) Holder acknowledges that any purchase of stock under the Option shall be for investment purposes, and not with a view to resale or distribution except that in the event the stock subject to such Option is registered under the Securities Act of 1933, as amended or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

          (b) Holder acknowledges and agrees that any stock purchased under the Option may not be sold until after November 4, 2006 (a two-year period from the date of grant).

	5.  The laws of the State of Colorado shall govern this agreement.

	6. Other applicable sections of the Plan not specifically set forth herein shall determine the remaining terms and conditions of the Option.

	7. This agreement shall inure to the benefit of and be binding upon each successor and assign of the Company as set forth in the Plan. All obligations imposed upon Holder and all rights granted to the Company, hereunder and in the Plan shall be binding upon Holder's heirs, legal representatives and successors.

	IN WITNESS WHEREOF, the Company and Holder have caused this Stock Option Agreement to be executed as of this 4th day of November 2004.


ADA-ES, Inc.                               Holder:

By:


----------------------------------         ------------------------------
Michael D. Durham, President & CEO         (Name and Address)


Attest:


-----------------------------------
Mark H McKinnies, Chief Financial Officer


-----------------------------------------------------------------------------

                                  ATTACHMENT 1
                       2004 STOCK COMPENSATION PLAN #2

                                 ADA-ES, Inc.

                        2004 EXECUTIVE STOCK OPTION PLAN


TABLE OF CONTENTS

1.   PURPOSE	                                       1
2.   DEFINITIONS	                                       1
3.   ADMINISTRATION                                      3
3.1. Committee	                                       3
3.2. No Liability	                                       3
4.   STOCK	                                             3
5.   ELIGIBILITY	                                       4
6.   EFFECTIVE DATE AND TERM	                           4
6.1. Effective Date	                                 4
6.2. Term	                                             4
7.   GRANT OF OPTIONS	                                 4
8.   OPTION AGREEMENTS	                                 4
9.  OPTION PRICE	                                       5
10.  TERM AND EXERCISE OF OPTIONS                        5
10.1.  Term                                              5
10.2.  Exercise by Optionee                              5
10.3.  Option Period and Limitations on Exercise         5
10.4.  Method of Exercise                                5
10.5.  Parachute Limitations                             6
11.  TRANSFERABILITY OF OPTIONS                          7
11.1. Transferability of Options                         7
11.2. Family Transfers.                                  7
12.  TERMINATION OF SERVICE RELATIONSHIP                 8
13.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY          8
13.1.  Death                                             9
13.2.  Disability                                        9
14.  USE OF PROCEEDS                                     9
15.  SECURITIES LAWS                                    10
16.  EXCHANGE ACT: RULE 16b-3                           10
16.1.  General                                          10
16.2.  Compensation Committee                           10
16.3.  Restriction on Transfer of Stock                 11
17.  AMENDMENT AND TERMINATION                          11
18.  EFFECT OF CHANGES IN CAPITALIZATION                11
18.1.  Changes in Stock                                 11
18.2.  Reorganization With Corporation Surviving        12
18.3.  Other Reorganizations; Sale of Assets or Stock   12
18.4.  Adjustments                                      12
18.5.  No Limitations on Corporation                    13
19.  WITHHOLDING                                        13
20.  DISCLAIMER OF RIGHTS                               13
21.  NONEXCLUSIVITY                                     13
22.  GOVERNING LAWS                                     13


ADA-ES, INC.
2004 Executive Stock Option Plan


          ADA-ES, INC., a Colorado corporation (the "Corporation"), sets forth herein the terms of the 2004 Executive Stock Option Plan (the "Plan") as follows:

1.   PURPOSE

          The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 5 hereof) an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to continue in long-term service to the Corporation.

2.   DEFINITIONS

          For purposes of interpreting the Plan and related documents (including Option Agreements), the following definitions shall apply:

               2.1 "Affiliate" means any company or other trade or business that is controlled by or under common control with the Corporation, (determined in accordance with the principles of Section 414(b) and 414(c) of the Code and the regulations thereunder) or is an affiliate of the Corporation within the meaning of Rule 405 of Regulation C under the 1933 Act.

               2.2  "Board" means the Board of Directors of the Corporation.

               2.3 "Cause" means, unless otherwise defined in an Option Agreement, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between Optionee and the Corporation or any of its Subsidiaries or Affiliates.

               2.4 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

               2.5 "Committee" means the Compensation Committee of the Board, which must consist of no fewer than two members of the Board and shall be appointed by the Board.

               2.6  "Corporation" means ADA-ES, INC.

               2.7 "Effective Date" means the date of adoption of the Plan by the Board.

               2.8 "Employer" means ADA-ES, INC. or a Subsidiary or Affiliate of the Corporation, which employs the designated recipient of an Option.

               2.9 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

               2.10 "Fair Market Value" means the value of each share of Stock subject to the Plan determined as follows: if on the Grant Date or other determination date the shares of Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the Fair Market Value of the shares of Stock shall be the closing bid price of the shares of Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date (or on the Grant Date, if so specified by the Committee or the Board) or such other determination date or, if no sale of the shares of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Stock are not listed on such an exchange, quoted on such System or traded on such a market, the Board in good faith shall determine Fair Market Value.

               2.11 "Grant Date" means the later of (i) August 23, 2004 and
(ii) the date as of which the Optionee and the Corporation, Subsidiary or Affiliate enter the relationship resulting in the Optionee being eligible for grants.

               2.12 "Family Member" means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons (or the Optionee) have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests.

               2.13 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

               2.14 "Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

               2.15 "Optionee" means a person who holds an Option under the Plan.

               2.16 "Option Period" means the period during which Options may be exercised as defined in Section 10.

               2.17 "Option Price" means the purchase price for each share of Stock subject to an Option.

               2.18 "Plan" means the ADA-ES, INC. 2004 Executive Stock Option Plan.

               2.19 "1933 Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

               2.20 "Service Relationship" means the provision of bona fide services to the Corporation, a Subsidiary, or an Affiliate as an employee or consultant.

               2.21 "Stock" mean the shares of Common Stock, no par value, of the Corporation.

               2.22 "Subsidiary" means any "subsidiary corporation" of the Corporation within the meaning of Section 425(f) of the Code.

3.   ADMINISTRATION

3.1. Committee

          The Plan shall be administered by the Committee appointed by the Board, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

3.2. No Liability

          No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

4.   STOCK

          The stock that may be issued pursuant to Options granted under the Plan shall be Stock, which shares may be treasury shares or authorized but unissued shares. The initial number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 200,000 shares of Stock, which number of shares is subject to adjustment as provided in Section 18 hereof. If any Option or portion thereof is unearned, expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

5.   ELIGIBILITY

          Options may be granted under the Plan to (i) any executive officer of the Corporation, any Subsidiary, any Affiliate (including any such officer who is also a director of the Corporation, any Subsidiary, any Affiliate) or
(ii) any other individual whose participation in the Plan is determined to be in the best interests of the Corporation by the Committee. An individual may hold more than one Option, subject to such restrictions as are provided herein.

6.   EFFECTIVE DATE AND TERM

6.1. Effective Date

          The Plan shall become effective as of August 23, 2004, the date of adoption by the Board.

6.2. Term

          If not sooner terminated by the Board, the Plan shall terminate on the date 10 years after the effective date.

7.   GRANT OF OPTIONS

          Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the date of termination of the Plan, grant to such eligible individuals as the Committee may determine Options to purchase such number of shares of Stock on such terms and conditions as the Committee may determine. Without limiting the foregoing, the Committee may at any time, with the consent of the Optionee, amend the terms of outstanding Options or issue new Options in exchange for the surrender and cancellation of outstanding Options. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the date on which such Option is granted. The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person is 60,000 shares, which number of shares is subject to adjustment as provided in Section 19 hereof.


8.   OPTION AGREEMENTS

          All Options granted pursuant to the Plan shall be evidenced by written agreements to be executed by the Corporation and the Optionee, in such form or forms as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

9.  OPTION PRICE

            The purchase price of each share of Stock subject to an Option shall be fixed by the Committee and stated in each Option Agreement. The Option Price shall be not less than the greater of par value or 100 percent of the fair market value of a share of the Stock covered by the Option on the date the Option is granted (as determined in good faith by the Committee.

10.  TERM AND EXERCISE OF OPTIONS

10.1.  Term

            Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of 10 years from the date such Option is granted, or on such date prior thereto as may be fixed by the Committee and stated in the Option Agreement relating to such Option.

10.2.  Exercise by Optionee

            Only the Optionee receiving an Option or a transferee of an Option pursuant to Section 11 (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative, and in the case of the Optionee's death, the Optionee's estate) may exercise the Option.

10.3.  Option Period and Limitations on Exercise

            Each Option granted under the Plan shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Option Agreement relating to such Option. Without limitation of the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Committee shall determine and set forth in the Option Agreement relating to such Option. Any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option.

10.4.  Method of Exercise

            An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Committee and set forth in the Option Agreement pertaining to an Option, (a) in cash or by certified check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock which, if acquired from the Company, have been owned by the Optionee no less than six (6) months and which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; (c) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, by causing the Corporation to withhold shares of Stock otherwise issuable pursuant to the exercise of an Option equal in value to the Option Price or portion thereof to be satisfied pursuant to this clause (c); or (d) by a combination of the methods described in Sections 10.4(a), 10.4(b) and 10.4(c) hereof; provided, however, that the Committee may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 18 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

10.5.  Parachute Limitations

            Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee with the Corporation or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Corporation (or any such Subsidiary) for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Arrangement"), if the Optionee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option held by that Optionee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee from the Corporation under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by Optionee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee under any Other Agreement or any Benefit Arrangement would cause the Optionee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence, then the Optionee shall have the right, in the Optionee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under this Plan be deemed to be a Parachute Payment.

11.  TRANSFERABILITY OF OPTIONS

11.1. Transferability of Options

                Except as provided in Section 11.2, during the lifetime of an Optionee, only the Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise an Option. Except as provided in Section 11.2, no Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

11.2. Family Transfers.

                Subject to the terms of the applicable Option Agreement, an Optionee may transfer all or part of an Option to any Family Member; provided that subsequent transfers of transferred Options are prohibited except those in accordance with this Section 11.2 or by will or the laws of descent and distribution; and, provided further, that, except with the consent of the Board or the Committee, there may be no consideration for any transfer made pursuant to this section. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11.2 hereof the term "Optionee" shall be deemed to refer to the transferee. The events of termination of the Service Relationship of Sections 12 and 13 hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 10.3.

12.  TERMINATION OF SERVICE RELATIONSHIP

            Upon the termination of the Service Relationship of an Optionee with the Corporation, a Subsidiary or an Affiliate, other than by reason of the death or "permanent and total disability" (within the meaning of Section 21(e)(3) of the Code) of such Optionee or for Cause, any Option granted to an Optionee pursuant to the Plan shall continue to be exercisable only to the extent that it was exercisable immediately before such termination; provided, however, such Option shall terminate thirty (30) days after the date of such termination of Service Relationship, unless earlier terminated pursuant to
Section 10.1 hereof, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; and provided further, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10.3 hereof), in the event of termination of the Service Relationship of the Optionee with the Corporation, a Subsidiary or an Affiliate, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 10.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Upon the termination of the Service Relationship of an Optionee with the Corporation, a Subsidiary or an Affiliate for Cause, any Option granted to an Optionee pursuant to the Plan shall terminate and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; and provided however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10.3 hereof), in the event of termination of the Service Relationship of the Optionee with the Corporation, a Subsidiary or an Affiliate for Cause, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 10.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a leave of absence or leave on military or government service shall constitute a termination of Service Relationship for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, including without limitation this
Section 12 and Section 13, unless otherwise provided in an Option Agreement, a termination of Service Relationship with the Corporation, a Subsidiary or an Affiliate shall not be deemed to occur if the Optionee immediately thereafter has a Service Relationship with the Corporation, any other Subsidiary or any other Affiliate.

13.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY

13.1.  Death

            If an Optionee dies while in a Service Relationship with the Corporation, a Subsidiary or an Affiliate or within the period following the termination of such Service Relationship during which the Option is exercisable under Section 12 or 13.2 hereof, the executors, administrators, legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10.3 hereof), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 10.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Committee may provide by inclusion of appropriate language in any Option Agreement that, in the event of the death of an Optionee, the executors, administrators, legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 10.3 hereof), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section
10.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

13.2.  Disability

            If an Optionee terminates a Service Relationship with the Corporation, a Subsidiary or an Affiliate by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10.3 hereof), at any time within one year after such termination of Service Relationship and prior to termination of the Option pursuant to Section 10.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of Service Relationship, whether or not such Option was exercisable immediately prior to such termination of Service Relationship; provided, however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10.3 hereof), in the event of the termination of the Service Relationship of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 10.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of a Service Relationship is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

14.  USE OF PROCEEDS

            The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

15.  SECURITIES LAWS

            The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Corporation of any provisions of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Corporation shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.  EXCHANGE ACT: RULE 16b-3

16.1.  General

            The Plan is intended to comply with Rule 16b-3 ("Rule 16b-3") (and any successor thereto) under the Exchange Act. Any provision inconsistent with Rule 16b-3 shall, to the extent permitted by law and determined to be advisable by the Committee (constituted in accordance with Section 16.2 hereof), be inoperative and void.

16.2.  Compensation Committee

            The Committee appointed in accordance with Section 3.1 hereof shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "non-employee director" as defined in Rule 16b-3.

16.3.  Restriction on Transfer of Stock

            No director, officer or other "insider" of the Corporation subject to Section 16 of the Exchange Act shall be permitted to sell Stock (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option.

17.  AMENDMENT AND TERMINATION

            The Board may, at any time and from time to time, suspend or terminate the Plan and make such changes in or additions to the Plan as it may deem proper, provided that, if and to the extent provided by applicable law or regulation, no such suspension or termination of, change in or addition to the Plan shall be made unless such suspension or termination of, or change in or addition to the Plan is authorized by the Company's stockholders. Except as permitted under Section 18 hereof, no suspension or termination of the Plan or any change in or addition to the Plan shall, without the consent of any Optionee who is adversely affected thereby, alter any Options previously granted to the Optionee pursuant to the Plan.

18.  EFFECT OF CHANGES IN CAPITALIZATION

18.1.  Changes in Stock

            If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares issuable under the Plan and for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of Stock of the Corporation, the Corporation may, in such manner as the Corporation deems appropriate, adjust (i) the number and kind of shares of Stock subject to outstanding Options and/or (ii) the exercise price of outstanding Options.

18.2.  Reorganization With Corporation Surviving

            Subject to Section 18.3 hereof, if the Corporation shall be the surviving entity in any reorganization, merger or consolidation of the Corporation with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

18.3.  Other Reorganizations; Sale of Assets or Stock

            Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other entities in which the Corporation is not the surviving entity, or upon a sale of substantially all of the assets of the Corporation to another person or entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving entity) approved by the Board that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the Stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10.3 hereof and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs, but subject to any additional provisions that the Committee may, in its sole discretion, include in any Option Agreement.
The Committee shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Corporation gives notice thereof to its stockholders.

18.4.  Adjustments

            Adjustments under this Section 18 relating to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

18.5.  No Limitations on Corporation

            The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

19.  WITHHOLDING

            The Corporation or a Subsidiary may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that an Optionee realizes ordinary income in connection with the exercise of an Option. The Corporation or a Subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to an Optionee, and upon demand the Optionee will promptly pay to the Corporation or a Subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalents.

20.  DISCLAIMER OF RIGHTS

            No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Corporation, any Subsidiary or any Affiliate, or to interfere in any way with the right and authority of the Corporation, any Subsidiary or any Affiliate either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation, any Subsidiary or any Affiliate. The obligation of the Corporation to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

21.  NONEXCLUSIVITY

          The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

22.  GOVERNING LAWS.

          The laws of the State of Colorado shall govern this Plan and all Options to be granted hereunder (but not including the choice of law rules thereof).


          IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Plan as of the 23rd day of August 2004 to evidence its adoption of this Plan.

                                               ADA-ES, INC.

                                        By: /s/ Michael D. Durham
                                           -----------------------------
                                           Michael D. Durham, President